Citicorp Mortgage, Inc.

                             OFFICER'S CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE


                       Citicorp Mortgage Securities, Inc.
                        REMIC Pass-Through Certoificates
                              Per The Attached List
                              ---------------------


      I, Patsy M. Barker, Vice Presdient of Citicorp Mortgage, Inc. ("CMI"), pursuant to the Subservicing Agreements (the Subservicing Agreements") under which Citicorp Mortgage Securities, Inc. has delegated duties required to be performed by it under the Poooling and Serviucing Agreements (the "Pooling Agreements") relating to the above-referenced Certificates to CMI, hereby certify that:

            (A) A review of the activities of CMI during the preceding calender year and of its performance as subservicer under the Subservicing Agreements and Poooling Agreements has been made under my supervision; and

            (B) To the best of my knowledge, based on such review, CMI has fulfilled all of its obligations as subservicer under the Subservicing Agreements and Pooling Agreements thoughout the preceding calender year.


      IN WITNESS WHEREOF, I have executed this Certificate as of March 31, 1998.


               BY: /s/ Patsy M. Barker
                   -----------------------
               NAME: Patsy M. Barker
               TITLE: Vice President

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           CITICORP MORTGAGE SECURITIES, INC.

Series     1992-12
           1992-13   1992-13A AND 1992-13B
           1992-14
           1992-15
           1992-16
           1992-17
           1992-18
           1992-19
           1993-1
           1993-3, 1993-FX AND 1993-HK
           1993-5
           1993-7
           1993-9
           1993-11, 1993-11FX AND 1993-11HK
           1993-13, 1993-13FX AND 1993-13HK
           1994-1
           1994-3
           1994-5
           1994-7
           1994-9
           1994-11
           1994-13
           1995-2, 1995-2P AND 1995-2D
           1995-3, 1995-3P AND 1995-3D
           1997-1, 1997-1P AND 1997-1D
           1997-3, 1997-3P AND 1997-3D
           1997-5, 1997-5P AND 1997-5D
           1997-7, 1997-7P AND 1997-7D

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           CITICORP MORTGAGE SECURITIES, INC.

Series     1992-20, 1992-20FX AND 1992-20HK
           1993-2
           1993-4
           1993-6, 1993-6FX AND 1993-6HK
           1993-8, 1993-8FX AND 1993-8HK
           1993-10
           1993-12
           1993-14
           1994-2
           1994-4, 1994-FX AND 1994-4HK
           1994-6
           1994-8
           1994-10
           1994-12, 1994-12FX AND 1994-12HK
           1995-1, 1995-1P AND 1995-1D
           1996-1, 1996-1P AND 1996-1D
           1997-2, 1997-2P AND 1997-2D
           1997-4, 1997-4P AND 1997-4D
           1997-6